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                                                                    EXHIBIT 23.0


            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Enzon Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-101898, 333-64110, 333-18051 and 333-121468) on Form S-8 and
registration statements (Nos. 333-01535, 333-32093, 333-46117, 333-58269,
333-30818 and 333-67506) on Form S-3 of Enzon Pharmaceuticals, Inc. of our report dated August 17, 2004, except as to Note 2(a) and 2(b) of the Notes to Consolidated Financial Statement, which are as of November 10, 2004 and September 23, 2005, respectively, with respect to the consolidated balance sheets of Enzon Pharmaceuticals, Inc. and subsidiaries as of June 30, 2004, and 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2004, and the related consolidated financial statement schedule, which report appears in the June 30, 2004 annual report on Form 10-K/A (Amendment
No. 2) of Enzon Pharmaceuticals, Inc.

Our report refers to the Company's restatement of its consolidated financial statements as of and for the year ended June 30, 2004.

/s/ KPMG LLP



Short Hills, New Jersey
September 26, 2005


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